Exhibit 10.14
                                   Term Sheet
                          RateXchange/Ultimate Markets

This agreement outlined below, dated July 23rd, 1999, is by and between RateXchange, Inc., A Colorado corporation with offices located at 450 Sansome Ave, #1550, San Francisco, CA 94111 ("RateXchange"): and Ultimate Markets, Inc., a Delaware corporation with offices located at 68 E. Wacker Pl., Suite 750 Chicago, IL 60601 ("Ultimate Markets"): collectively the parties' ("Parties").

RateXchange is in the business of, among other things, facilitating the trade of
telecommunications   carrier  network   capacity  as  a  service   ("RateXchange
Services"), and

Ultimate Markets is in the business of, among other things, providing web-based trading software and market design services ("Ultimate Markets Services").

RateXchange has agreed to engage Ultimate Markets for the creation of a fully integrated exchange infrastructure and market development expertise, as applied to the telecommunications market, based on the following terms:

       1.  RateXchange   will  pay  Ultimate   Markets  $500,000  in  cash  plus
           applicable expense.

                  o        $150,000 upon signing this agreement.

                  o        $100,000 at deliverable point 1 (see below).

                  o        $250,000 at deliverable point 2 (see below).

       2. Upon signing of this contract, RateXchange will also pay Ultimate Markets 5% of RateXchange stock and an additional 5% of RateXchange stock in the form of a stock grant, neither of which will be diluted by the next $2,000,000 in future additional financing.

                  o The stock grant will vest monthly over a 24-month period beginning on the date of this agreement,

                  o All stock will vest immediately upon the transfer of a controlling interest of RateXchange.

                  o All equity will include a piggyback right to sell into any future financing.

                  o All equity and equity equivalents will include an anti-dilution clause that will prevent dilution if future equity or equity equivalents are issued below the price of the $2 million financing referred to above.

       3.  RateXchange   also  agrees  to  pay  Ultimate   Markets  a  quarterly
           management fee for:

                  o        Continued Technology support and software upgrades.

                  o        The development of pricing and risk management tools.

                  o        Assistance in developing market liquidity.

       o Quarterly fees will be based on RateXchange's transaction volume according to the following schedule:

                  o        $50,000 for volume between 0-150 trades per quarter

                  o        $75,000 for volume between 150-300 trades per quarter

                  o $100,000 for volume greater than 300 trades per quarter

       4. In the event that RateXchange pursues an independent financing as discussed above, it is understood that Art Bushonville will hold a seat on RateXchange's Board.

       5. This contract will be cancelable by either party with six month's notice.

       6. The Parties agree to complete a formal contract, based on the terms outlined in this agreement, within 2 weeks from the date of this agreement of such date as mutually agreed to by the parties.

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       7.  Ultimate  Markets  agrees to provide these design and  implementation services exclusively to RateXchange and agrees not to compete against RatteXchange (with regard to the telecommunications market).

Definition of Deliverable point 1:

       o All possible matching attributes will be identified and agreed to. o Credit policies and procedures will be defined.

       o A prototype web site will be completed which supports matching and transaction processing based on the matching attributes.

       o The prototype will not incorporate credit processing or automated fulfillment.

It is estimated that Deliverable point 1 will be reached within 6 week.

Definition of Deliverable point 2:

       o A functioning exchange web site available on the public internet which will include:

                  o        Integrated credit processing.

                  o A simple interface to the fulfillment system, which may be, e-mail or similarly based initially.

                  o        A plan for integrating automated fulfillment.

                  o        Management    reporting   facilities   available   in
                           real-time.

This agreement replaces all previous written and verbal commitments and understandings between the Parties.

AGREED TO AND ACCEPTED AS OF THIS 23RD DAY OF JULY, 1999


RateXchange, Inc.                                 Ultimate Markets, Inc.


By: /s/ Ross Mayfield                             By: /s/ Arthur Bushonville
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Title: VP, Marketing                              Title: President
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